POWER OF ATTORNEY

     The undersigned hereby authorizes Dennis M. Conerton, James P. Kelley and Thomas L. Lepinski, or any of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of the undersigned, and to file any and all statements with respect to the filing with the Securities & Exchange Commission of a Schedule 13D under the Securities Exchange Act of 1934 to report changes in beneficial ownership of common stock of Blackhawk Bancorp, Inc.

Dated:  October 17, 2001        /s/Kenneth A. Hendricks
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                                Kenneth A. Hendricks

                                /s/Diane M. Hendricks
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                                Diane M. Henricks